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                                                                    Exhibit 99.1


      IMMUNOGEN, INC. PROVIDES UPDATE ON RELATIONSHIP WITH GLAXOSMITHKLINE
                    AND ALSO ON THE STATUS OF TRASTUZUMAB-DM1

CAMBRIDGE, MA, JUNE 24, 2002 - ImmunoGen, Inc. (Nasdaq: IMGN), a biopharmaceutical company that develops targeted anti-cancer therapeutics, today announced that the Company learned Thursday evening from GlaxoSmithKline that GlaxoSmithKline has elected not to advance cantuzumab mertansine (huC242-DM1/SB-408075) into Phase II under the present terms of our license agreement. ImmunoGen plans to renegotiate the agreement with GlaxoSmithKline. However, should ImmunoGen determine that it is not in the best interests of the Company to enter into a revised agreement with GlaxoSmithKline, rights to cantuzumab mertansine would be returned to ImmunoGen and the Company would be free to develop and re-license the product as the Company considers most appropriate.

Mitchel Sayare, Ph.D., Chairman and CEO of ImmunoGen, Inc., said, "Over the next several months, we will be in discussions with GlaxoSmithKline to work out the likely terms of a renegotiated contract. We will then assess how best to proceed with cantuzumab mertansine. We will announce the outcome of this process."

Cantuzumab mertansine is a Tumor-Activated Prodrug (TAP) product created by conjugating the cytotoxic agent DM1 with the humanized monoclonal antibody C242. The antibody targets the CanAg receptor found on the surface of a number of types of cancer cells, including colorectal, pancreatic, gastric, and non-small-cell lung cancers. In early 1999, the Company licensed development and commercialization rights for cantuzumab mertansine to GlaxoSmithKline, which was then SmithKline Beecham. Between 1999 and 2001, GlaxoSmithKline initiated three Phase I studies with the product. The product has been found to be well tolerated, its maximum tolerated dose has been identified under different dosing schedules, and initial evidence of biological activity has been reported.

In a separate development, ImmunoGen has learned from Genentech that Genentech intends to conduct additional preclinical research on Trastuzumab-DM1. The goal of this research is to enable development of an appropriate clinical plan for this product candidate and establish a new target IND filing date.

Mitchel Sayare said, "While we are disappointed with these two communications, which ironically were received within hours of each other, they are unrelated. We remain fully confident in our technology."

ABOUT IMMUNOGEN, INC.

ImmunoGen, Inc. develops targeted anti-cancer biopharmaceuticals. The Company's TAP technology couples highly potent cell-killing (cytotoxic) agents with tumor-targeting antibodies to create effective new treatments for cancer with minimal damage to normal tissue. Two ImmunoGen-developed TAP products are in clinical trials - cantuzumab mertansine and huN901-DM1/BB-10901; the latter is licensed to British Biotech in certain territories. Several companies are developing TAP products comprised of ImmunoGen's TAP technology and the their own antibody - Genentech (Trastuzumab-DM1),

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Millennium (MLN591DM1) and Boehringer Ingelheim (bivatuzumab mertansine).
ImmunoGen also has multi-target agreements with Genentech, Abgenix, and Millennium that can potentially yield multiple additional TAP products.

THIS PRESS RELEASE INCLUDES FORWARD-LOOKING STATEMENTS BASED ON MANAGEMENT'S CURRENT EXPECTATIONS. FACTORS THAT COULD CAUSE FUTURE RESULTS TO DIFFER MATERIALLY FROM SUCH EXPECTATIONS INCLUDE, BUT ARE NOT LIMITED TO: THE SUCCESS OF THE COMPANY'S RESEARCH STRATEGY; THE APPLICABILITY OF THE DISCOVERIES MADE THEREIN; THE DIFFICULTIES INHERENT IN THE DEVELOPMENT OF PHARMACEUTICALS, INCLUDING UNCERTAINTIES AS TO THE TIMING AND RESULTS OF PRECLINICAL STUDIES; DELAYED ACHIEVEMENTS OF MILESTONES; RELIANCE ON COLLABORATORS; UNCERTAINTY AS TO WHETHER THE COMPANY'S POTENTIAL PRODUCTS WILL SUCCEED IN ENTERING HUMAN CLINICAL TRIALS AND UNCERTAINTY AS TO THE RESULTS OF SUCH TRIALS; UNCERTAINTY AS TO WHETHER ADEQUATE REIMBURSEMENT FOR THESE PRODUCTS WILL EXIST FROM THE GOVERNMENT, PRIVATE HEALTHCARE INSURERS AND THIRD-PARTY PAYORS; THE UNCERTAINTIES AS TO THE EXTENT OF FUTURE GOVERNMENT REGULATION OF THE PHARMACEUTICAL BUSINESS; AND OTHER FACTORS DESCRIBED IN IMMUNOGEN'S PERIODIC FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.

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